Filed Pursuant to 424(b)(5)

Registration No. 333-176523

Prospectus Supplement

(To Prospectus dated September 7, 2011)

BGC PARTNERS, INC.

10,000,000 Shares of Class A Common Stock

We have entered into a controlled equity offeringSM sales agreement, dated September 9, 2011, with Cantor Fitzgerald & Co., which we refer to as the “September 2011 sales agreement,” relating to the shares of our Class A common stock, par value $0.01 per share, which we refer to as our “Class A common stock,” offered pursuant to this prospectus supplement. Pursuant to the terms and conditions of the September 2011 sales agreement, we may issue and sell up to 10,000,000 shares of Class A common stock under our shelf Registration Statement on Form S-3 (Registration No. 333-176523), which we refer to as the “registration statement,” of which this prospectus supplement forms a part, from time to time through Cantor Fitzgerald & Co., which we refer to as “CF&Co,” as our sales agent under the September 2011 sales agreement. The September 2011 sales agreement follows our prior controlled equity offeringSM sales agreement, dated September 3, 2010, with CF&Co, which we refer to as the “September 2010 sales agreement,” under our separate shelf Registration Statement on Form S-3 (Registration No. 333-166564); all 5,500,000 shares of Class A common stock covered by the September 2010 sales agreement were sold as of September 8, 2011.

Sales of shares of our Class A common stock, if any, pursuant to this prospectus supplement may be made in privately negotiated transactions or by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” including, without limitation, sales made directly on or through the Nasdaq Global Select Market, the existing trading market for the Class A common stock, sales on any other existing trading market for the Class A common stock, or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale or at prices related to such prevailing market prices.

CF&Co will be entitled to compensation equal to 2.0% of the gross proceeds of any of the shares of our Class A common stock included herein that are sold by it as our sales agent pursuant to the September 2011 sales agreement. In connection with the sale of shares of Class A common stock on our behalf pursuant to the sales agreement, CF&Co may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of CF&Co may be deemed to be underwriting commissions.

Our Class A common stock is traded on the Nasdaq Global Select Market under the symbol “BGCP.” On September 8, 2011, the last reported sales price of the Class A common stock was $6.26 per share.

An investment in shares of our Class A common stock involves risks. See the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we refer to as the “SEC,” and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Cantor Fitzgerald & Co.

The date of this prospectus supplement is September 9, 2011.

Prospectus Supplement

Base Prospectus

You should rely only on the information provided in this prospectus supplement and the accompanying base prospectus and the information incorporated by reference into this prospectus supplement and the accompanying base prospectus. We have not, and the sales agent has not, authorized anyone to provide you with different information. We are not making an offer of shares of our Class A common stock pursuant to this prospectus supplement in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying base prospectus, or any documents incorporated by reference into this prospectus supplement and the accompanying base prospectus is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus supplement, the accompanying base prospectus, and the information incorporated by reference into this prospectus supplement and the accompanying base prospectus, our businesses, financial condition, results of operations, cash flows and prospects might have changed.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts: The first part is this prospectus supplement, which describes the specific terms of this offering and the shares of our Class A common stock offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering.

If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus include important information about us, this offering, and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional documents referred to under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” before investing in shares of our Class A common stock.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein or in documents incorporated by reference that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.

Our actual results and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to:

•	pricing and commissions and market position with respect to any of our products and services and those of our competitors;

•	the effect of industry concentration and reorganization, reduction of customers and consolidation;

•	liquidity, regulatory and clearing capital requirements and the impact of credit market events;

•	market conditions, including trading volume and volatility, and potential deterioration of the equity and debt capital markets;

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our relationships with Cantor and its affiliates, including Cantor Fitzgerald & Co., which we refer to as “CF&Co,” any related conflicts of interest, competition for and retention of brokers and other managers and key employees, support for liquidity and capital and other relationships, including Cantor’s holding of our 8.75% convertible notes, CF&Co’s acting as our sales agent under our controlled equity or other future offerings, and CF&Co’s acting as our financial advisor in connection with one or more business combination or other transactions;

•	economic or geopolitical conditions or uncertainties;

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extensive regulation of our businesses, changes in regulations relating to the financial services and other industries, and risks relating to compliance matters, including regulatory examinations, inspections, investigations and enforcement actions, and any resulting costs, fines, penalties, sanctions, enhanced oversight, increased financial and capital requirements, and changes to or restrictions or limitations on specific activities, operations, compensatory arrangements, and growth opportunities, including acquisitions, hiring, and new business, products, or services;

•	factors related to specific transactions or series of transactions, including credit, performance and unmatched principal risk, counterparty failure, and the impact of fraud and unauthorized trading;

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costs and expenses of developing, maintaining and protecting our intellectual property, as well as employment and other litigation and their related costs, including judgments or settlements paid or received;

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certain financial risks, including the possibility of future losses and negative cash flows from operations, potential liquidity and other risks relating to our ability to obtain financing or refinancing of existing debt on terms acceptable to us, if at all, and risks of the resulting leverage, including potentially causing a reduction in our credit ratings and/or the associated outlooks given by the rating agencies to those credit ratings, as well as interest and currency rate fluctuations;

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our ability to enter new markets or develop new products, trading desks, marketplaces or services and to induce customers to use these products, trading desks, marketplaces or services and to secure and maintain market share;

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our ability to enter into marketing and strategic alliances and business combination or other transactions in the financial services and other industries, including acquisitions, dispositions, reorganizations, partnering opportunities and joint ventures, and the integration of any completed transaction;

•	our ability to hire and retain personnel;

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•	our ability to expand the use of technology for hybrid and fully electronic trading;

•	our ability to effectively manage any growth that may be achieved, while ensuring compliance with all applicable regulatory requirements;

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our ability to identify and remediate any material weaknesses in our internal controls that could affect our ability to prepare financial statements and reports in a timely manner, control our policies, procedures, operations and assets, and assess and manage our operational, regulatory and financial risks;

•	the effectiveness of our risk management policies and procedures, and the impact of unexpected market moves and similar events;

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the fact that the prices at which shares of our Class A common stock are sold in one or more of our controlled equity offerings or in other offerings or other transactions may vary significantly, and purchasers of shares in such offerings or transactions, as well as existing stockholders, may suffer significant dilution if the price they paid for their shares is higher than the price paid by other purchasers in such offerings or transactions;

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our ability to meet expectations with respect to payments of dividends and distributions and repurchases of shares of our Class A common stock and purchases of limited partnership interests of BGC Holdings, L.P., which we refer to as “BGC Holdings,” or other equity interests of our subsidiaries, including from Cantor, our executive officers, other employees, partners, and others, and the net proceeds to be realized by us from offerings of our shares of Class A common stock;

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the effect on the market for and trading price of our Class A common stock of various offerings and other transactions, including our controlled equity and other offerings of Class A common stock and convertible securities, our repurchase of shares of Class A common stock and purchases of BGC Holdings limited partnership interests or other equity interests of our subsidiaries, our payment of dividends on Class A common stock and distributions on BGC Holdings limited partnership interests, convertible arbitrage, hedging, and other transactions engaged in by holders of our 4.50% convertible notes and counterparties to our capped call transactions, and resales of shares of Class A common stock acquired from us or Cantor, including pursuant to our employee benefit plans, conversion of our convertible notes, and distributions from Cantor pursuant to Cantor’s distribution rights obligations; and

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the risk factors contained in our latest Annual Report on Form 10-K filed with the SEC and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

The foregoing risks and uncertainties, as well as those risks and uncertainties referred to under the heading “Risk Factors” and those incorporated by reference into this prospectus supplement and the accompanying base prospectus, may cause actual results to differ materially from the forward-looking statements. The information included or incorporated by reference into this prospectus supplement and the accompanying base prospectus is given as of the respective dates of this prospectus supplement, the accompanying base prospectus, or the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, and future events or circumstances could differ significantly from such information. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CERTAIN DEFINED TERMS

Unless we otherwise indicate or unless the context requires otherwise, any reference in this prospectus supplement to:

•	“4.50% convertible notes” refers to the BGC Partners 4.50% convertible senior notes due 2016, which are convertible into shares of Class A common stock;

•	“8.75% convertible notes” refers to the BGC Partners 8.75% convertible senior notes due 2015, which are convertible into shares of Class A common stock;

•	“BGC Global” refers to BGC Global Holdings, L.P., which holds the non-U.S. businesses of BGC Partners;

•	“BGC Holdings” refers to BGC Holdings, L.P.;

•	“BGC Partners” refers to BGC Partners, Inc. and its consolidated subsidiaries;

•	“BGC Partners OldCo” refers to BGC Partners, LLC (formerly known as BGC Partners, Inc.) before the merger;

•	“BGC U.S.” refers to BGC Partners, L.P., which holds the U.S. businesses of BGC Partners;

•	“Cantor” or the “Cantor group” refers to Cantor Fitzgerald, L.P. and its subsidiaries other than BGC Partners;

•	“Cantor units” refers to exchangeable limited partnership interests of BGC Holdings held by Cantor entities;

•	“CF&Co” refers to Cantor Fitzgerald & Co.;

•	“CFGM” refers to CF Group Management, Inc., the managing general partner of Cantor;

•	“Class A common stock” refers to BGC Partners Class A common stock, par value $0.01 per share;

•	“Class B common stock” refers to BGC Partners Class B common stock, par value $0.01 per share;

•	“common stock” refers to Class A common stock and Class B common stock, collectively;

•	“convertible notes” refers to the 4.50% convertible notes and the 8.75% convertible notes, collectively;

•	“distribution rights” refers to the obligation of Cantor to distribute to certain current and former partners of Cantor shares of Class A common stock;

•	“distribution rights shares” refers to shares of Class A common stock distributed or to be distributed by Cantor pursuant to distribution rights;

•	“eSpeed” refers to eSpeed, Inc.;

•

“founding partners” refers to the individuals who became limited partners of BGC Holdings in the mandatory redemption of interests in Cantor in connection with the separation and merger and who provide services to BGC Partners (provided that members of the Cantor group and Howard W. Lutnick (including any entity directly or indirectly controlled by Mr. Lutnick or any trust with respect to which he is a grantor, trustee or beneficiary) are not founding partners);

•	“founding partner units” refers to partnership units of BGC Holdings held by founding partners;

•	“founding/working partners” refers to founding partners and/or working partners of BGC Holdings;

•	“founding/working partner units” refers to partnership units of BGC Holdings held by founding/working partners;

•	“GAAP” refers to accounting principles generally accepted in the United States of America;

•	“limited partners” refers to holders of limited partnership units;

•	“limited partnership interests” refers to founding/working partner units, limited partnership units and Cantor units, collectively;

•	“limited partnership units” refers to REUs, RPUs, PSUs and PSIs, collectively;

•	“merger” refers to the merger of BGC Partners OldCo with and into eSpeed on April 1, 2008 pursuant to the Agreement and Plan of Merger, dated as of May 29, 2007, as amended as of November 5, 2007

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and February 1, 2008, by and among eSpeed, BGC Partners OldCo, Cantor, BGC U.S., BGC Global and BGC Holdings;

•	“OpCos” refers to BGC U.S. and BGC Global, collectively;

•	“PSIs” refers to certain working partner units of BGC Holdings held by certain employees of BGC Partners and other persons who provide services to BGC Partners;

•	“PSUs” refers to certain working partner units of BGC Holdings held by certain employees of BGC Partners and other persons who provide services to BGC Partners;

•	“REUs” refers to certain limited partnership units of BGC Holdings held by certain employees of BGC Partners and other persons;

•	“RPUs” refers to certain limited partnership units of BGC Holdings held by certain employees of BGC Partners and other persons;

•	“RSUs” refers to BGC Partners’ unvested restricted stock units held by certain employees of BGC Partners and other persons who provide services to BGC Partners;

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“separation” refers to the transfer by Cantor of certain assets and liabilities to BGC Partners OldCo and/or its subsidiaries pursuant to the Separation Agreement, dated as of March 31, 2008, by and among Cantor, BGC Partners OldCo, BGC U.S., BGC Global and BGC Holdings;

•	“September 2010 sales agreement” refers to the controlled equity offeringSM sales agreement, dated September 3, 2010, between BGC Partners and CF&Co;

•	“September 2011 sales agreement” refers to the controlled equity offeringSM sales agreement, dated September 9, 2011, between BGC Partners and CF&Co;

•	“working partners” refers to the individuals who become limited partners of BGC Holdings from time to time after the separation and the merger and who provide services to BGC Partners; and

•	“working partner units” refers to partnership units of BGC Holdings held by working partners.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement, but may not contain all of the information that may be important to you. The following summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. For a more complete understanding of the terms of our Class A common stock, and before making your investment decision, you should carefully read this entire prospectus supplement and the accompanying base prospectus and the documents referred to under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.” See the “Certain Defined Terms” section beginning on page S-v of this prospectus supplement for the definition of certain terms used in this prospectus supplement and the accompanying base prospectus.

When we use the words “BGC Partners,” “we,” “us,” “our” or the “Company,” we are referring to BGC Partners, Inc. and its consolidated subsidiaries.

The Company

We are a leading global brokerage company primarily servicing the wholesale financial markets, specializing in the brokering of a broad range of financial products, including fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, structured products and other instruments. We also provide a full range of services, including trade execution, broker-dealer services, clearing, processing, information, and other back-office services to a broad range of financial and non-financial institutions. Through our eSpeed and BGC Trader™ brands, we also offer financial technology solutions and market data and analytics related to select financial instruments and markets. Our customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments and investment firms. Our integrated platform is designed to provide flexibility to customers with regard to price discovery, execution and processing of transactions, and enables them to use voice, hybrid, or, where available, fully electronic brokerage services in connection with transactions executed either over-the-counter, which we refer to as “OTC,” or through an exchange.

We have offices in 25 cities, including New York and London, as well as in Aspen, Beijing, Chicago, Copenhagen, Dubai, Garden City (New York), Hong Kong, Istanbul, Johannesburg, Mexico City, Moscow, Nyon, Paris, Rio de Janeiro, São Paulo, Sarasota, Seoul, Singapore, Sydney, Tokyo, Toronto, West Palm Beach and Zurich.

As of June 30, 2011, we had 1,780 brokers and salespeople across approximately 200 desks and products (more than triple the number we had in October 2004). In 2010, we processed approximately 21.3 million transactions, totaling almost $171 trillion notional on our hybrid and fully electronic platforms. During the first half of 2011, we processed approximately 13.7 million such transactions, totaling almost $107.1 trillion notional.

Our Organizational Structure

On April 1, 2008, BGC Partners OldCo and eSpeed merged to form BGC Partners. Immediately prior to the merger, pursuant to a separation agreement, Cantor transferred certain assets and liabilities to BGC Partners OldCo and/or its subsidiaries.

We are a holding company, and our businesses are operated through two operating partnerships: BGC U.S., which holds our U.S. businesses, and BGC Global, which holds our non-U.S. businesses. In connection with the separation, Maxcor Financial Group Inc. was contributed to BGC Partners OldCo in exchange for BGC Partners OldCo units that became shares of our common stock in the merger, and certain businesses were contributed to the OpCos in exchange for limited partnership interests of the OpCos. In connection with the merger, eSpeed contributed certain businesses to the OpCos in exchange for limited partnership interests of the OpCos.

The limited partnership interests of the OpCos are held by us and BGC Holdings, and the limited partnership interests of BGC Holdings are currently held by Cantor, the founding/working partners and holders of limited partnership units. We hold the BGC Holdings general partnership interest and the BGC Holdings special voting limited partnership interest, which entitle us to remove and appoint the general partner of BGC Holdings, and serve as the general partner of BGC Holdings, which entitles us to control BGC Holdings. BGC Holdings, in turn, holds the BGC U.S. general partnership interest and the BGC U.S. special voting limited partnership interest, which entitle the holder thereof to remove and appoint the general partner of BGC U.S., and the BGC Global general partnership interest and the BGC Global special voting limited partnership interest, which entitle the holder thereof to remove and appoint the general partner of BGC Global, and serves as the general partner of BGC U.S. and BGC Global, all of which entitle BGC Holdings (and thereby us) to control each of BGC U.S. and BGC Global. BGC Holdings holds its BGC Global general partnership interest through a company incorporated in the Cayman Islands, BGC Global Holdings GP Limited.

The following diagram illustrates our ownership structure as of September 8, 2011. The following diagram does not reflect the various subsidiaries of us, BGC U.S., BGC Global, BGC Holdings or Cantor, or, to the extent applicable, outstanding RSUs.

CF Group Management Inc.
Cantor Limited Partners
Cantor
Public Stockholders
• Class A common stock (5.4% of economics and 1.5% of voting power of BGC Partners, Inc.) and Class B common stock (27.7% of economics and 79.3% of voting power of BGC Partners, Inc)
• 16.9% indirect economic interest in BGC U.S. and BGC Global
• Limited Partnership Interests (39.7% of economics of BGC Holdings)
• 19.4% indirect economic interest in BGC U.S. and BGC Global
• Class A common stock (66.9% of economics and 19.2% of voting power of BGC Partners, Inc)
• 34.2% indirect economic interest in BGC U.S. and BGC Global
BGC Partners, Inc.
• Limited Partnership Interests (51.1% of economics of BGC U.S.)
• General Partnership Interests (controlling interest)
• Special Voting Limited Partnership Interest
• Limited Partnership Interests (51.1% of economics of BGC Global)
Limited Partners and Founding/Working Partners
• Limited Partnership Interests (60.3% of economics of BGC Holdings)
• 29.5% indirect economic interest in BGC U.S. and BGC Global
BGC Holdings
• General Partnership Interests (controlling interest)
• Special Voting Limited Partnership Interest
• Limited Partnership Interests (48.9% of economics of BGC U.S.)
• General Partnership Interests (controlling interest)
• Special Voting Limited Partnership Interest
• Limited Partnership Interests (48.9% of economics of BGC Global)
BGC U.S.
BGC Global

*	Shares of our Class B common stock are convertible into shares of our Class A common stock at any time in the discretion of the holder on a one-for-one basis. Accordingly, if Cantor converted all of its Class B common stock into Class A common stock, Cantor would hold 33.1% of the voting power and the public stockholders would hold 66.9% of the voting power (and the indirect economic interests in BGC U.S. and BGC Global would remain unchanged). The diagram does not reflect Cantor’s economic interest in the 8.75% convertible notes or the 22,275,230 shares of Class A common stock acquirable by Cantor upon conversion thereof. If Cantor converted all of the 8.75% convertible notes into shares of Class A common stock, Cantor would hold 81.7% of the voting power and the public stockholders would hold 18.3% of the voting power (and Cantor’s indirect economic interests in each of BGC U.S. and BGC Global would be 41.6%). Further, the diagram does not reflect (i) the 20,000,000 shares of Class A common stock that may be sold under the registration statement, including the 10,000,000 shares of Class A common stock that may be sold pursuant to this prospectus supplement; (ii) the 9,989,148 shares of Class A common stock that remain available to be sold pursuant to the BGC Partners, Inc. Dividend Reinvestment and Stock Purchase Plan under our shelf Registration Statement on Form S-3 (Registration No. 333-173109); (iii) the 20,000,000 shares of Class A common stock that may be sold under our acquisition shelf Registration Statement on Form S-4 (Registration No. 333-169232); or (iv) the 16,260,160 shares of Class A common stock that may be issued upon conversion of the 4.50% convertible notes. For purposes of the diagram and this paragraph, Cantor’s percentage ownership also includes CFGM’s percentage ownership.

Executive Offices

Our executive offices are located at 499 Park Avenue, New York, New York 10022, while our international headquarters are located at 1 Churchill Place, Canary Wharf, London E14 5RD, United Kingdom. Our telephone number is (212) 610-2200. Our website is located at www.bgcpartners.com, and our e-mail address is info@bgcpartners.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

The Offering

Issuer	BGC Partners, Inc.

Shares of our Class A common stock offered by us	Up to 10,000,000 shares of our Class A common stock from time to time through CF&Co.

Use of proceeds	We intend to use the net proceeds from the sale of the shares of our Class A common stock that we offer by this prospectus for general corporate purposes, including, but not limited to, financing our existing businesses and operations, expanding our businesses and operations through additional broker hires, strategic alliances and acquisitions, and repurchasing shares of Class A common stock or purchasing limited partnership interests of BGC Holdings or other equity interests of our subsidiaries from Cantor, our executive officers, other employees, partners and others. Certain of such partners will be expected to use the proceeds from such sales to repay outstanding loans to, or credit enhanced by, Cantor before receipt of any proceeds. We may use the net proceeds of this offering directly for such purposes, or contribute a portion of the net proceeds to BGC U.S. and/or BGC Global in consideration for BGC U.S. limited partnership interests and/or BGC Global limited partnership interests, which Opcos may in turn use the proceeds for such purposes.

Nasdaq Global Select Market symbol	BGCP

RISK FACTORS

An investment in shares of our Class A common stock involves risks. You should consider carefully the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the SEC, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, as well as the other information included in this prospectus supplement before making an investment decision. Any of the risk factors could significantly and negatively affect our businesses, financial condition, results of operations, cash flows, and prospects and the trading price of Class A common stock. You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the shares of our Class A common stock that we offer by this prospectus for general corporate purposes, including, but not limited to, financing our existing businesses and operations, expanding our businesses and operations through additional broker hires, strategic alliances and acquisitions, and repurchasing shares of Class A common stock or purchasing limited partnership interests of BGC Holdings or other equity interests of our subsidiaries from Cantor, our executive officers, other employees, partners and others. Certain of such partners will be expected to use the proceeds from such sales to repay outstanding loans to, or credit enhanced by, Cantor before receipt of any proceeds. We may use the net proceeds of this offering directly for such purposes, or contribute a portion of the net proceeds to BGC U.S. and/or BGC Global in consideration for BGC U.S. limited partnership interests and/or BGC Global limited partnership interests, which Opcos may in turn use the proceeds for such purposes.

We may raise additional funds from time to time through equity or debt financing, including borrowings under our credit facility, for such purposes.

DIVIDEND POLICY

Our board of directors has authorized a dividend policy which provides that we expect to pay not less than 75% of our “post-tax distributable earnings per fully diluted share” as cash dividends to our common stockholders, with the balance of such distributable earnings to be available to repurchase shares of our Class A common stock or purchase BGC Holdings limited partnership interests or other equity interests of our subsidiaries, including from Cantor, our executive officers, other employees, partners and others. Please see below for a detailed definition of “post-tax distributable earnings per fully diluted share.”

Our board of directors and our audit committee have authorized repurchases of shares of our Class A common stock and purchases of BGC Holdings limited partnership interests or other equity interests of our subsidiaries as part of this policy, including those held by Cantor, our executive officers, other employees, partners and others. As of September 8, 2011, we had approximately $48.8 million remaining under this authorization and may continue to actively make repurchases or purchases, or cease to make such repurchases or purchases, from time to time.

We expect to pay such dividends, if and when declared by our board of directors, on a quarterly basis. The dividend to our common stockholders is expected to be calculated based on post-tax distributable earnings allocated to BGC Partners, Inc. and generated over the fiscal quarter ending prior to the record date for the dividend. No assurance can be made, however, that a dividend will be paid each quarter.

The declaration, payment, timing and amount of any future dividends payable by us will be at the sole discretion of our board of directors. We are a holding company, with no direct operations, and therefore we are able to pay dividends only from our available cash on hand and funds received from distributions from BGC U.S. and BGC Global. Our ability to pay dividends may also be limited by regulatory considerations as well as by covenants contained in financing or other agreements. In addition, under Delaware law, dividends may be payable only out of surplus, which is our net assets minus our liabilities and our capital, or, if we have no surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Accordingly, any unanticipated accounting, tax, regulatory or other charges against net income may adversely affect our ability to declare dividends. While we intend to declare and pay dividends quarterly, there can be no assurance that our board of directors will declare dividends at all or on a regular basis or that the amount of our dividends will not change.

Certain Definitions

“Revenues for distributable earnings,” “pre-tax distributable earnings” and “post-tax distributable earnings” are supplemental measures of operating performance that are used by our management to evaluate the financial performance of us and our subsidiaries. We believe that distributable earnings best reflects the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers available for distribution to BGC Partners and its common stockholders, as well as to holders of BGC Holdings limited partnership interests, during any period.

As compared with “income (loss) from operations before income taxes,” “net income (loss) for fully diluted shares,” and “fully diluted earnings (loss) per share,” all prepared in accordance with GAAP, distributable earnings calculations primarily exclude certain non-cash compensation and other expenses which generally do not involve the receipt or outlay of cash by us, which do not dilute existing stockholders, and which do not have economic consequences, as described below. In addition, distributable earnings calculations exclude certain gains and charges that management believes do not best reflect our ordinary operating results.

Revenues for distributable earnings are defined as GAAP revenues excluding the impact of our non-cash earnings or losses related to our equity investments, such as in Aqua Securities, L.P. and ELX Futures, L.P., and its holding company general partner, ELX Futures Holdings LLC.

“Pre-tax distributable earnings” are defined as GAAP income (loss) from operations before income taxes excluding items that are primarily non-cash, non-dilutive, and non-economic, such as:

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Non-cash stock-based equity compensation charges for REUs granted or issued prior to the merger of BGC Partners OldCo with and into eSpeed, as well as post-merger non-cash, non-dilutive equity-based compensation related to partnership unit exchange or conversion;

•	Allocations of net income to founding/working partner and other limited partnership units, including REUs, RPUs, PSUs and PSIs; and

•	Non-cash asset impairment charges, if any.

Distributable earnings calculations also exclude charges related to purchases, cancellations or redemptions of limited partnership interests and certain one-time or non-recurring items, if any.

Beginning with the first quarter of 2011, our definition of distributable earnings has been revised to also exclude certain gains and charges with respect to acquisitions, dispositions and resolutions of litigation. This change in the definition of distributable earnings is not reflected in, nor does it affect, our presentation of prior periods. Our management believes that excluding these gains and charges best reflects our operating performance.

Since distributable earnings are calculated on a pre-tax basis, management intends to also report “post-tax distributable earnings” and “post-tax distributable earnings per fully diluted share”:

•	“Post-tax distributable earnings” are defined as pre-tax distributable earnings adjusted to assume that all pre-tax distributable earnings were taxed at the same effective rate.

•	“Post-tax distributable earnings per fully diluted share” are defined as post-tax distributable earnings divided by the weighted-average number of fully diluted shares for the period.

•

In the event that there is a GAAP loss but positive distributable earnings, the post-tax distributable earnings per fully diluted share calculation will include all fully diluted shares that would be excluded under GAAP to avoid anti-dilution, but will exclude quarterly interest expense, net of tax, associated with the convertible notes.

Each quarter, the dividend to common stockholders is expected to be determined by our board of directors with reference to post-tax distributable earnings per fully diluted share. In addition to the quarterly dividend to our common stockholders, we expect to pay a pro rata distribution of net income to BGC Holdings founding/working partner and other limited partnership units, including REUs, RPUs, PSUs and PSIs, and to Cantor for its noncontrolling interest. The amount of all of these payments is expected to be determined using the above definition of post-tax distributable earnings per fully diluted share.

Certain employees who are holders of RSUs are granted pro rata payments equivalent to the amount of dividends paid to common stockholders. Under GAAP, a portion of the dividend equivalents on RSUs is required to be taken as a compensation charge in the period paid. However, to the extent that they represent cash payments made from the prior period’s distributable earnings, they do not dilute existing stockholders and are therefore excluded from the calculation of distributable earnings.

Distributable earnings is not meant to be an exact measure of cash generated by operations and available for distribution, nor should it be considered in isolation or as an alternative to cash flows from operations or net income (loss) for fully diluted shares. We view distributable earnings as a metric that is not necessarily indicative of liquidity or the cash available to fund our operations.

Pre- and post-tax distributable earnings are not intended to replace the presentation of our GAAP financial results. However, management believes that they help provide investors with a clearer understanding of our financial performance and offer useful information to both management and investors regarding certain financial and business trends related to our financial condition and results of operations. Management believes that distributable earnings and the GAAP measures of our financial performance should be considered together.

PRICE RANGE OF CLASS A COMMON STOCK

Our Class A common stock is traded on the Nasdaq Global Select Market under the symbol “BGCP.” There is no public trading market for our Class B common stock, which is held by Cantor and CFGM. The following table sets forth, for the fiscal quarters indicated, the high and low sales prices per share of our Class A common stock on the Nasdaq Global Select Market.

We paid quarterly dividends on our common stock of $0.09, $0.09, $0.08, $0.06, $0.14, $0.14, $0.14, $0.14, $0.17 and $0.17 for the first, second, third and fourth quarters of 2009 and 2010 and for the first and second quarters of 2011, respectively.

	High	Low
2011
First Quarter	$10.07	$7.72
Second Quarter	$9.75	$7.27
Third Quarter (through September 8)	$8.58	$5.88

2010
First Quarter	$6.47	$3.72
Second Quarter	$6.97	$5.05
Third Quarter	$6.03	$4.69
Fourth Quarter	$8.76	$5.95

2009
First Quarter	$3.24	$1.40
Second Quarter	$4.05	$2.18
Third Quarter	$4.74	$3.78
Fourth Quarter	$5.66	$4.13

On September 8, 2011, the closing sales price of our Class A common stock on the Nasdaq Global Select Market was $6.26. As of September 8, 2011, there were 329 holders of record of our Class A common stock and two holders of record of our Class B common stock.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock. Copies of our certificate of incorporation and bylaws and other documents referred to herein are incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part.

Our Capital Stock

The following descriptions of our Class A common stock, Class B common stock, and preferred stock and of the relevant provisions of our certificate of incorporation and bylaws and other documents are summaries thereof and are qualified in their entirety by reference to our certificate of incorporation and bylaws and such other documents, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and applicable law. Our certificate of incorporation and bylaws are each an amendment and restatement of the eSpeed certificate of incorporation and bylaws.

Our authorized capital stock consists of 600 million shares of common stock, consisting of 500 million shares of our Class A common stock, par value $0.01 per share, and 100 million shares of our Class B common stock, par value $0.01 per share, and 50 million shares of preferred stock, par value $0.01 per share.

Common Stock

As of September 8, 2011, there were 91,172,530 shares of our Class A common stock outstanding and 34,848,107 shares of our Class B common stock outstanding. The holders of Class A common stock are generally entitled to one vote per share on all matters to be voted upon by the stockholders as a group, entitling holders of Class A common stock to approximately 20.7% of our voting power as of such date, and do not have cumulative voting rights. The holders of Class B common stock are generally entitled to ten votes per share on all matters to be voted upon by the stockholders as a group, entitling holders of Class B common stock to 79.3% of our voting power as of such date, and do not have cumulative voting rights. Cantor and CFGM, the managing general partner of Cantor and an entity controlled by our Chairman and Chief Executive Officer, Howard W. Lutnick, are the only holders of Class B common stock. Class B common stock generally votes together with Class A common stock on all matters submitted to the vote of Class A common stockholders.

Each share of our Class A common stock is equivalent to a share of our Class B common stock for purposes of economic rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Class A common stock and Class B common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. See “Dividend Policy” and “Price Range of Class A Common Stock.” In the event of our liquidation, dissolution or winding up, the holders of shares of Class A common stock and Class B common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior rights of preferred stock, if any, then outstanding.

Shares of our Class A common stock are not subject to any conversion right. Our certificate of incorporation provides that each share of our Class B common stock is convertible at any time, at the option of the holder, into one share of Class A common stock. Each share of Class B common stock will automatically convert into one share of Class A common stock upon any sale, pledge or other transfer, which we refer to as a “transfer,” whether or not for value, by the initial registered holder, other than any transfer by the initial holder to (1) Cantor, (2) any entity controlled by Cantor or by Mr. Lutnick or (3) Mr. Lutnick, his spouse, his estate, any of his descendants, any of his relatives or any trust established for his benefit or for the benefit of his spouse, any of his descendants or any of his relatives.

Any holder of shares of our Class B common stock may pledge his, her or its shares of Class B common stock, as the case may be, to a pledgee pursuant to a bona fide pledge of the shares as collateral security for indebtedness due to the pledgee so long as the shares are not transferred to or registered in the name of the pledgee. In the event of any pledge of shares of Class B common stock meeting these requirements, the pledged shares will not be converted automatically into shares of our Class A common stock. If the pledged shares of Class B common stock become subject to any foreclosure, realization or other similar action by the pledgee, they will be converted automatically into shares of Class A common stock upon the occurrence of that action. The automatic conversion provisions in our certificate of incorporation may not be amended, altered, changed or repealed without the approval of the holders of a majority of the voting power of all outstanding shares of Class A common stock.

None of the shares of our Class A common stock or our Class B common stock has any pre-emptive or other subscription rights. There will be no redemption or sinking fund provisions applicable to shares of Class A common stock or Class B common stock. All outstanding shares of Class A common stock and Class B common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority to cause us to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, terms of redemption, redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series, without further vote or action by the stockholders. The issuance of preferred stock pursuant to such “blank check” provisions may have the effect of delaying, deferring or preventing a change of control of us without further action by our stockholders and may adversely affect the voting and other rights of the holders of shares of our Class A common stock. At present, we have no plans to issue any preferred stock.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Bylaws and the Convertible Notes

Some provisions of the Delaware General Corporation Law, which we refer to as the “DGCL,” our certificate of incorporation and bylaws and the convertible notes could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, may discourage coercive takeover practices and inadequate takeover bids. These provisions may also encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an “interested stockholder” is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the “interested stockholder.” An “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s outstanding voting stock, or was the owner of 15% or more of a corporation’s outstanding voting stock at any time within the prior three years, other than “interested stockholders” prior to the time our Class A common stock was traded on the Nasdaq Stock Market. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for shares of Class A common stock.

Certificate of Incorporation and Bylaws

Our bylaws provide that special meetings of stockholders may be called only by the Chairman of our board of directors, or in the event the Chairman of our board of directors is unavailable, by the Chief Executive Officer or by the holders of a majority of the voting power of our Class B common stock, which is held by Cantor and CFGM. In addition, as discussed above, our certificate of incorporation permits us to issue “blank check” preferred stock.

Our bylaws require advance written notice prior to a meeting of our stockholders of a proposal or director nomination which a stockholder desires to present at such a meeting, which generally must be received by our Secretary not later than 120 days prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting. Our bylaws provide that all amendments to our bylaws must be approved by either the holders of a majority of the voting power of all of our outstanding capital stock entitled to vote or by a majority of our board of directors.

The Convertible Notes

Pursuant to the terms of the convertible notes, holders of the convertible notes will have the right to require us to repurchase all or a portion of such notes upon the occurrence of a “fundamental change” (as defined in the respective Indentures governing the convertible notes) at 100% of their principal amount, plus accrued and unpaid interest. In addition, if a “make-whole fundamental change occurs” (as defined in the respective Indentures) prior to maturity of each of the convertible notes, under certain circumstances we will increase the conversion rate by a number of additional shares of our Class A common stock (as set forth in a table in the respective Indentures) for convertible notes converted in connection with such “make-whole fundamental change.” The fundamental change purchase rights and the provisions requiring an increase to the conversion rate for conversions in connection with make-whole fundamental changes may in certain circumstances delay or prevent a takeover of us and/or the removal of incumbent management that might otherwise be beneficial to investors.

In addition, to the extent that Cantor or its affiliates continue to hold the 8.75% convertible notes, these provisions may enhance Cantor’s control of us even if Cantor were to reduce its voting power in us by, among other things, converting shares of our Class B common stock held by it into shares of our Class A common stock or selling or distributing shares of Class A common stock.

Corporate Opportunity

Our certificate of incorporation provides that no Cantor Company (as defined below) or any of the representatives (as defined below) of a Cantor Company will owe any fiduciary duty to, nor will any Cantor Company or any of their respective representatives be liable for breach of fiduciary duty to, us or any of our stockholders, including with respect to a corporate opportunity, except as described below. To the extent that any representative of a Cantor Company also serves as our director or officer, such person will owe fiduciary duties to us in his or her capacity as our director or officer. In addition, none of any Cantor Company or any of their respective representatives will owe any duty to refrain from engaging in the same or similar activities or lines of business as us, or doing business with any of our clients or customers.

If a third party presents a corporate opportunity (as defined below) to a person who is a representative of ours and a representative of a Cantor Company expressly and solely in such person’s capacity as a representative of us, and such person acts in good faith in a manner consistent with the policy that such corporate opportunity belongs to us, then such person:

•	will be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to us as a representative of us with respect to such corporate opportunity;

•	will not be liable to us or any of our stockholders for breach of fiduciary duty by reason of such person’s action or inaction with respect to the corporate opportunity;

•	will be deemed to have acted in good faith and in a manner that such person reasonably believed to be in, and not opposed to, our best interests; and

•	will be deemed not to have breached such person’s duty of loyalty to us and our stockholders, and not to have derived an improper personal benefit therefrom.

A Cantor Company may pursue such a corporate opportunity if we decide not to.

If a corporate opportunity is not presented to a person who is both a representative of ours and a representative of a Cantor Company and expressly and solely in such person’s capacity as a representative of us, such person will not be obligated to present the corporate opportunity to us or to act as if such corporate opportunity belongs to us, and such person:

•	will be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to us as a representative of us with respect to such corporate opportunity;

•	will not be liable to us or any of our stockholders for breach of fiduciary duty by reason of such person’s action or inaction with respect to such corporate opportunity;

•	will be deemed to have acted in good faith and in a manner that such person reasonably believed to be in, and not opposed to, our best interests; and

•	will be deemed not to have breached a duty of loyalty to us and our stockholders, and not to have derived an improper personal benefit therefrom.

For purposes of the above:

•	“Cantor Company” means Cantor and any of its affiliates (other than, if applicable, the Company and its affiliates);

•	“representatives” means, with respect to any person, the directors, officers, employees, general partners or managing member of such person; and

•

“corporate opportunity” means any business opportunity that we are financially able to undertake that is, from its nature, in our lines of business, is of practical advantage to us and is one in which we have an interest or a reasonable expectancy, and in which, by embracing the opportunity, the self-interest of a Cantor Company or their respective representatives will be brought into conflict with our self-interest.

Corporate Governance and Other Matters

See our latest Annual Report on Form 10-K filed with the SEC, and any updates thereto contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Registration Rights

We entered into a registration rights agreement with Cantor dated December 9, 1999 in connection with eSpeed’s formation. We also assumed in connection with the merger the obligations of BGC Partners OldCo under its registration rights agreement with Cantor dated March 31, 2008. For a description of such registration rights available to Cantor, see “Certain Relationships and Related Transactions, and Director Independence—Registration Rights Agreements” included in our Annual Report on Form 10-K for the year ended December 31, 2010, which we incorporate by reference herein. In connection with the issuance of the 8.75% convertible notes to Cantor, we entered into a registration rights agreement with Cantor dated April 1, 2010 with respect to shares of our Class A common stock acquirable upon conversion of the notes. For a description of these registration rights available to Cantor, see “Certain Relationships and Related Transactions, and Director Independence—Convertible Notes” in our Annual Report on Form 10-K for the year ended December 31, 2010, which we incorporate by reference herein.

In addition, pursuant to the capped call transactions that we entered into in connection with the issuance of the 4.50% convertible notes, we have agreed to register under the Securities Act shares of our Class A common stock acquired by the counterparties to the capped call transactions for hedging purposes, if in the good faith reasonable judgment of such counterparties, based upon advice of legal counsel, such shares cannot be sold without registration under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS OF CLASS A COMMON STOCK

The following is a general discussion of certain U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of shares of our Class A common stock applicable to non-U.S. holders who acquire such shares in this offering and hold such shares as a capital asset (generally, property held for investment). For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of shares of Class A common stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	a citizen or resident of the United States;

•	a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and other applicable authorities, all of which are subject to change (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of U.S. federal estate and gift, state, local, or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular non-U.S. holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” non-U.S. holders that hold shares of our Class A common stock as part of a straddle, hedge, conversion transaction or other integrated investment, and certain U.S. expatriates).

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Class A common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding shares of Class A common stock should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR CLASS A COMMON STOCK. PROSPECTIVE HOLDERS OF SHARES OF CLASS A COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS) OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SUCH SHARES.

Dividends

In general, any distribution we make to a non-U.S. holder with respect to its shares of our Class A common stock that constitutes a dividend for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the non-U.S. holder provides proper certification of its eligibility for such reduced rate. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution exceeds our current or accumulated earnings and profits, the excess will constitute a return of capital that is applied against, and will reduce, the holder’s basis in its shares, but not below zero, and then will be treated as gain from the sale or exchange of such shares.

Dividends we pay to a non-U.S. holder that are effectively connected with its conduct of a trade or business within the United States (and, if a tax treaty applies, are attributable to a U.S. permanent establishment of such non-U.S. holder)

will not be subject to U.S. withholding tax, as described above, if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a resident of the United States. Dividends received by a foreign corporation that are effectively connected with its conduct of trade or business within the United States may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty).

Gain on Sale or Other Disposition of Shares of Our Class A Common Stock

In general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s shares of our Class A common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder);

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation, which we refer to as an “USRPHC,” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period of the shares. We believe we are not, and do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. If we were or were to become a USRPHC at any time during the applicable period, however, any gain recognized on a sale or other disposition of shares by a non-U.S. holder that did not own (directly, indirectly or constructively) more than 5% of the Class A common stock during the applicable period would not be subject to U.S. federal income tax, provided that Class A common stock is “regularly traded on an established securities market” (within the meaning of Section 897(c)(3) of the Code).

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of shares of our Class A common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by United States source capital losses.

Backup Withholding, Information Reporting and Other Reporting Requirements

We must report annually to the Internal Revenue Service and to each non-U.S. holder of shares of our Class A common stock the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

A non-U.S. holder will generally be subject to backup withholding with respect to dividends paid on its shares of our Class A common stock to such holder unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of shares of our Class A common stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the Internal Revenue Service and also backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person or otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code). Information reporting will also apply if a non-U.S. holder sells or otherwise dispose of its shares of Class A common stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. person and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Legislative Developments Potentially Affecting Taxation of Shares of Our Class A Common Stock Held by or Through Foreign Entities

Legislation enacted by the United States Congress will generally impose a withholding tax of 30% on dividends paid on shares of our Class A common stock and the gross proceeds of a sale or other disposition of such shares paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation will also generally impose a withholding tax of 30% on dividends paid on the shares and the gross proceeds of a sale or other disposition of such shares paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a non-U.S. holder of shares may be eligible for refunds or credits of such taxes. The legislation will be effective for amounts paid after December 31, 2013. Investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in shares of Class A common stock.

PLAN OF DISTRIBUTION

General

We have entered into the September 2011 sales agreement, dated September 9, 2011, with CF&Co, pursuant to the terms and conditions of which we may issue and sell from time to time up to 10,000,000 shares of our Class A common stock through CF&Co as our sales agent. This prospectus supplement relates to the offer and sale of such 10,000,000 shares of Class A common stock pursuant to such sales agreement under the registration statement of which this prospectus supplement forms a part. The September 2011 sales agreement follows the September 2010 sales agreement; all 5,500,000 shares of Class A common stock covered by the September 2010 sales agreement were sold as of September 8, 2011.

Upon instructions from us, CF&Co, as our sales agent, will use commercially reasonable efforts, consistent with its normal sales and trading practices, to sell shares of our Class A common stock pursuant to the terms and subject to the conditions set forth in the September 2011 sales agreement. Sales of shares of Class A common stock, if any, pursuant to this prospectus supplement may be made in privately negotiated transactions or by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on or through the Nasdaq Global Select Market, the existing trading market for the Class A common stock, sales on any other existing trading market for the Class A common stock, or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. As our sales agent, CF&Co will not engage in any transactions that stabilize the Class A common stock.

CF&Co will offer the shares of our Class A common stock pursuant to the terms and conditions of the September 2011 sales agreement on any trading day or as otherwise determined by us and CF&Co. We may designate the maximum amount and minimum price of the shares of Class A common stock to be sold through CF&Co on a daily basis or otherwise determine such amounts together with CF&Co. Pursuant to the terms and conditions of the sales agreement, CF&Co will use its commercially reasonable efforts to sell on our behalf all of the designated shares of Class A common stock. We may instruct CF&Co not to sell shares if the sales cannot be effected at or above the minimum price designated by us in any such instruction, or we may instruct CF&Co to sell our shares so as to seek to realize a designated minimum price per share for all shares sold over a designated period or so as to seek to raise a designated minimum dollar amount of gross proceeds from sales of all such shares over a designated period.

We or CF&Co may suspend the offering of Class A common stock being made through CF&Co under the sales agreement upon proper notice to the other party. CF&Co will provide written confirmation to us no later than the opening of the trading day on the Nasdaq Global Select Market following the trading day on which shares of Class A common stock are sold through CF&Co under the sales agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the commissions payable by us to CF&Co in connection with the sales.

We will pay CF&Co commissions for its services in acting as our sales agent in the sale of our Class A common stock under the September 2011 sale agreement. Under the sales agreement, CF&Co will be entitled to commissions equal to 2.0% of the gross proceeds of any shares of Class A common stock sold pursuant to the sales agreement. We estimate that the total expenses for the offering, excluding commissions payable to CF&Co under the terms of the sales agreement, will be approximately $100,000. If all of the 10,000,000 shares of Class A common stock are sold under the sales agreement at an assumed price of $6.26 per share, the last reported closing price of the Class A common stock on the Nasdaq Global Select Market on September 8, 2011, the total commissions to be paid to CF&Co would be $1,252,000.

Settlement for sales of shares of our Class A common stock under the September 2011 sales agreement will occur on the third trading day following the date on which any sales are made, or on some other date that is agreed upon by us and CF&Co in connection with a particular transaction, in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account.

In connection with the sale of shares of our Class A common stock on our behalf under the September 2011 sales agreement, CF&Co may be deemed to be “underwriter” within the meaning of the Securities Act, and the commissions payable by us to CF&Co may be deemed to be underwriting commissions. Under the sales agreement, we have agreed to provide indemnification and contribution to CF&Co against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our Class A common stock under the September 2011 sales agreement will terminate upon the (1) the sale of all of the 10,000,000 shares of our Class A common stock pursuant to the sales agreement, or (2) other termination of the sales agreement pursuant to its terms. The sales agreement may be terminated by us or CF&Co pursuant to its terms by giving notice to the other party.

Conflicts of Interest

CF&Co is our broker-dealer affiliate, a wholly owned subsidiary of Cantor, and a member of the Financial Industry Regulatory Authority, Inc., which we refer to as “FINRA.” The offering of shares of our Class A common stock under the terms and conditions of the September 2011 sales agreement pursuant to this prospectus supplement will conform to the requirements set forth in Rule 2720 of the Conduct Rules of FINRA. CF&Co and its affiliates, including Cantor, have provided investment banking, financial advisory and other services to us and our affiliates in the past and are expected do so in the future. They receive customary fees and commissions for these services. In addition, they may also receive brokerage services and market data and analytics products from us and our affiliates. For further information about our relationships with CF&Co and its affiliates, including Cantor, see our latest Annual Report on Form 10-K filed with the SEC, and any updates thereto contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which are incorporated by reference herein.

LEGAL MATTERS

The validity of the shares of our Class A common stock included in this prospectus supplement have been passed upon for us by Stephen M. Merkel, our Executive Vice President, General Counsel and Secretary. Mr. Merkel’s address is c/o BGC Partners, Inc., 499 Park Avenue, New York, New York 10022. As of September 8, 2011, Mr. Merkel owned (i) 35,846 shares of Class A common stock held directly by Mr. Merkel, (ii) 333,000 shares of Class A common stock subject to options currently exercisable or exercisable within 60 days, (iii) 8,852 shares of Class A common stock held in Mr. Merkel’s 401(k) account, and (iv) 2,250 shares of Class A common stock beneficially owned by Mr. Merkel’s spouse. Mr. Merkel is also the Executive Managing Director, General Counsel and Secretary of Cantor and CF&Co, a limited partner in Cantor, and the Vice President and Secretary of CFGM and has in the past and may in the future sell shares of Class A common stock back to us.

Certain legal matters concerning this offering will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, which has represented CF&Co and Cantor in other matters and may be expected to continue to do so in the future. CF&Co will be represented by Sidley Austin LLP, New York, New York. Sidley Austin LLP has represented CF&Co and Cantor in other matters and may be expected to continue to do so in the future.

EXPERTS

Ernst & Young LLP, our independent registered public accounting firm, has audited the consolidated financial statements and financial statement schedule of BGC Partners, Inc. included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the effectiveness of internal control over financial reporting of BGC Partners, Inc. as of December 31, 2010, as stated in their reports thereon, included therein, which are incorporated by reference in this prospectus supplement. Such consolidated financial statements and financial statement schedule of BGC Partners, Inc. are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at One Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These filings are also available to the public from the SEC’s website at www.sec.gov.

Our website address is www.bgcpartners.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D filed on behalf of Cantor, our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on March 16, 2011;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011 filed on May 10, 2011;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011 filed on August 8, 2011;

•	our Current Report on Form 8-K filed on February 17, 2011 (other than as indicated therein);

•	our Current Report on Form 8-K filed on February 23, 2011;

•	our Current Report on Form 8-K filed on May 5, 2011 (other than as indicated therein);

•	our Current Report on Form 8-K filed on June 17, 2011 (other than as indicated therein);

•	our Current Report on Form 8-K filed on June 28, 2011;

•	our Current Report on Form 8-K filed on July 7, 2011;

•	our Current Report on Form 8-K filed on July 18, 2011;

•	our Current Report on Form 8-K (with respect to Items 2.02 and 9.01) filed on July 25, 2011 (other than as indicated therein);

•	our Current Report on Form 8-K (with respect to Items 8.01 and 9.01) filed on July 25, 2011;

•	our Current Report on Form 8-K filed on July 26, 2011;

•	our Current Report on Form 8-K filed on August 1, 2011;

•	our Current Report on Form 8-K filed on September 9, 2011;

•	our Registration Statement on Form 8-A filed on November 18, 1999;

•	our Amendment No. 1 to Registration Statement on Form 8-A/A filed on March 7, 2001; and

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all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Number 0-28191) after the date of this prospectus supplement and before the completion of the offerings of the shares of our Class A common stock included in this prospectus supplement.

Any statement contained in this prospectus supplement or in any additional prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any additional prospectus supplement or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or any additional prospectus supplement.

You may obtain copies of these documents, at no cost to you, from our website (www.bgcpartners.com), or by writing or telephoning us at the following address:

Investor Relations

BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

(212) 610-2426

Prospectus

BGC PARTNERS, INC.

Class A Common Stock

This prospectus relates to 20,000,000 shares of Class A common stock, par value $0.01 per share, which we refer to as our “Class A common stock,” of BGC Partners, Inc., which we refer to as “BGC Partners,” “we,” “us,” or the “Company.”

Through this prospectus, we may offer and sell up to 20,000,000 shares of our Class A common stock under our shelf Registration Statement on Form S-3 (Registration No. 333-176523), which we refer to as the “registration statement,” of which this prospectus forms a part, from time to time in amounts, at prices and on terms to be determined at the time of the offering. We may sell the shares of our Class A common stock to or through one or more underwriters, dealers or agents or directly to purchasers on a delayed or continuous basis.

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the shares of our Class A common stock that we offer by this prospectus for general corporate purposes, including, but not limited to, financing our existing businesses and operations, expanding our businesses and operations through additional broker hires, strategic alliances and acquisitions, and repurchasing shares of Class A common stock or purchasing limited partnership interests of our subsidiary BGC Holdings, L.P., which we refer to as “BGC Holdings,” or other equity interests of our subsidiaries from Cantor Fitzgerald, L.P., which we refer to as “Cantor,” our executive officers, other employees, partners and others. Certain of such partners will be expected to use the proceeds from such sales to repay outstanding loans to, or credit enhanced by, Cantor before receipt of any net proceeds. We may use the net proceeds of this offering directly for such purposes, or contribute a portion of the net proceeds to our subsidiaries, BGC Partners, L.P., which we refer to as “BGC U.S.,” and/or BGC Global Holdings, L.P., which we refer to as “BGC Global,” in consideration for BGC U.S. limited partnership interests and/or BGC Global limited partnership interests, which entities may in turn use the proceeds for such purposes.

Our Class A common stock is traded on the Nasdaq Global Select Market under the symbol “BGCP.” On September 6, 2011, the last reported sales price of the Class A common stock was $6.23 per share.

An investment in shares of our Class  A common stock involves risks. See the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we refer to as the “SEC,” and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 7, 2011.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus or any prospectus supplement, our businesses, financial condition, results of operations, cash flows and prospects might have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, we may offer and sell shares of our Class A common stock as described in this prospectus in one or more offerings. Prospectus supplements may add, update, substitute or change the information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described below.

This prospectus, any applicable prospectus supplement and the documents incorporated by reference into this prospectus include important information about us, our Class A common stock, this offering, and other information you should know before investing. You should read this prospectus and any applicable prospectus supplement together with the additional documents referred to under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” before investing in shares of Class A common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein or in documents incorporated by reference that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.

Our actual results and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to:

•	pricing and commissions and market position with respect to any of our products and services and those of our competitors;

•	the effect of industry concentration and reorganization, reduction of customers and consolidation;

•	liquidity, regulatory and clearing capital requirements and the impact of credit market events;

•	market conditions, including trading volume and volatility, and potential deterioration of the equity and debt capital markets;

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our relationships with Cantor and its affiliates, including Cantor Fitzgerald & Co., which we refer to as “CF&Co,” any related conflicts of interest, competition for and retention of brokers and other managers and key employees, support for liquidity and capital and other relationships, including Cantor’s holding of our 8.75% convertible notes, CF&Co’s acting as our sales agent under our controlled equity or other future offerings, and CF&Co’s acting as our financial advisor in connection with one or more business combination or other transactions;

•	economic or geopolitical conditions or uncertainties;

•

extensive regulation of our businesses, changes in regulations relating to the financial services and other industries, and risks relating to compliance matters, including regulatory examinations, inspections, investigations and enforcement actions, and any resulting costs, fines, penalties, sanctions, enhanced oversight, increased financial and capital requirements, and changes to or restrictions or limitations on specific activities, operations, compensatory arrangements, and growth opportunities, including acquisitions, hiring, and new business, products, or services;

•	factors related to specific transactions or series of transactions, including credit, performance and unmatched principal risk, counterparty failure, and the impact of fraud and unauthorized trading;

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costs and expenses of developing, maintaining and protecting our intellectual property, as well as employment and other litigation and their related costs, including judgments or settlements paid or received;

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certain financial risks, including the possibility of future losses and negative cash flows from operations, potential liquidity and other risks relating to our ability to obtain financing or refinancing of existing debt on terms acceptable to us, if at all, and risks of the resulting leverage, including potentially causing a reduction in our credit ratings and/or the associated outlooks given by the rating agencies to those credit ratings, as well as interest and currency rate fluctuations;

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our ability to enter new markets or develop new products, trading desks, marketplaces or services and to induce customers to use these products, trading desks, marketplaces or services and to secure and maintain market share;

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our ability to enter into marketing and strategic alliances and business combination or other transactions in the financial services and other industries, including acquisitions, dispositions, reorganizations, partnering opportunities and joint ventures, and the integration of any completed transaction;

•	our ability to hire and retain personnel;

•	our ability to expand the use of technology for hybrid and fully electronic trading;

•	our ability to effectively manage any growth that may be achieved, while ensuring compliance with all applicable regulatory requirements;

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our ability to identify and remediate any material weaknesses in our internal controls that could affect our ability to prepare financial statements and reports in a timely manner, control our policies, procedures, operations and assets, and assess and manage our operational, regulatory, and financial risks;

•	the effectiveness of our risk management policies and procedures, and the impact of unexpected market moves and similar events;

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the fact that the prices at which shares of our Class A common stock are sold in one or more of our controlled equity offerings or in other offerings or other transactions may vary significantly, and purchasers of shares in such offerings or transactions, as well as existing stockholders, may suffer significant dilution if the price they paid for their shares is higher than the price paid by other purchasers in such offerings or transactions;

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our ability to meet expectations with respect to payments of dividends and distributions and repurchases of shares of our Class A common stock and purchases of limited partnership interests of BGC Holdings or other equity interests of our subsidiaries, including from Cantor, our executive officers, other employees, partners, and others, and the net proceeds to be realized by us from offerings of our shares of Class A common stock;

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the effect on the market for and trading price of our Class A common stock of various offerings and other transactions, including our controlled equity and other offerings of Class A common stock and convertible securities, our repurchase of shares of Class A common stock and purchases of BGC Holdings limited partnership interests or other equity interests of our subsidiaries, our payment of dividends on Class A common stock and distributions on BGC Holdings limited partnership interests, convertible arbitrage, hedging, and other transactions engaged in by holders of our 4.50% convertible notes and counterparties to our capped call transactions, and resales of shares of Class A common stock acquired from us or Cantor, including pursuant to our employee benefit plans, conversion of our convertible notes, and distributions from Cantor pursuant to Cantor’s distribution rights obligations; and

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the risk factors contained in our latest Annual Report on Form 10-K filed with the SEC, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

The foregoing risks and uncertainties, as well as those risks and uncertainties referred to under the heading “Risk Factors” and those incorporated by reference herein, may cause actual results to differ materially from the forward-looking statements. The information included or incorporated by reference is given as of the respective dates of this prospectus, any applicable prospectus supplement or the documents incorporated by reference into this prospectus and future events or circumstances could differ significantly from such information. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CERTAIN DEFINED TERMS

Unless we otherwise indicate or unless the context requires otherwise, any reference in this prospectus to:

•	“4.50% convertible notes” refers to the BGC Partners 4.50% convertible senior notes due 2016, which are convertible into shares of Class A common stock;

•	“8.75% convertible notes” refers to the BGC Partners 8.75% convertible senior notes due 2015, which are convertible into shares of Class A common stock;

•	“BGC Global” refers to BGC Global Holdings, L.P., which holds the non-U.S. businesses of BGC Partners;

•	“BGC Holdings” refers to BGC Holdings, L.P.;

•	“BGC Partners” refers to BGC Partners, Inc. and its consolidated subsidiaries;

•	“BGC Partners OldCo” refers to BGC Partners, LLC (formerly known as BGC Partners, Inc.) before the merger;

•	“BGC U.S.” refers to BGC Partners, L.P., which holds the U.S. businesses of BGC Partners;

•	“Cantor” or the “Cantor group” refers to Cantor Fitzgerald, L.P. and its subsidiaries other than BGC Partners;

•	“Cantor units” refers to exchangeable limited partnership interests of BGC Holdings held by Cantor entities;

•	“CF&Co” refers to Cantor Fitzgerald & Co.;

•	“CFGM” refers to CF Group Management, Inc., the managing general partner of Cantor;

•	“Class A common stock” refers to BGC Partners Class A common stock, par value $0.01 per share;

•	“Class B common stock” refers to BGC Partners Class B common stock, par value $0.01 per share;

•	“common stock” refers to Class A common stock and Class B common stock, collectively;

•	“convertible notes” refers to the 4.50% convertible notes and the 8.75% convertible notes, collectively;

•	“distribution rights” refers to the obligation of Cantor to distribute to certain current and former partners of Cantor shares of Class A common stock;

•	“distribution rights shares” refers to shares of Class A common stock distributed or to be distributed by Cantor pursuant to distribution rights;

•	“eSpeed” refers to eSpeed, Inc.;

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“founding partners” refers to the individuals who became limited partners of BGC Holdings in the mandatory redemption of interests in Cantor in connection with the separation and merger and who provide services to BGC Partners (provided that members of the Cantor group and Howard W. Lutnick (including any entity directly or indirectly controlled by Mr. Lutnick or any trust with respect to which he is a grantor, trustee or beneficiary) are not founding partners);

•	“founding partner units” refers to partnership units of BGC Holdings held by founding partners;

•	“founding/working partners” refers to founding partners and/or working partners of BGC Holdings;

•	“founding/working partner units” refers to partnership units of BGC Holdings held by founding/working partners;

•	“GAAP” refers to accounting principles generally accepted in the United States of America;

•	“limited partners” refers to holders of limited partnership units;

•	“limited partnership interests” refers to founding/working partner units, limited partnership units and Cantor units, collectively;

•	“limited partnership units” refers to REUs, RPUs, PSUs and PSIs, collectively;

•	“merger” refers to the merger of BGC Partners OldCo with and into eSpeed on April 1, 2008 pursuant to the Agreement and Plan of Merger, dated as of May 29, 2007, as amended as of November 5, 2007

v

and February 1, 2008, by and among eSpeed, BGC Partners OldCo, Cantor, BGC U.S., BGC Global and BGC Holdings;

•	“OpCos” refers to BGC U.S. and BGC Global, collectively;

•	“PSIs” refers to certain working partner units of BGC Holdings held by certain employees of BGC Partners and other persons who provide services to BGC Partners;

•	“PSUs” refers to certain working partner units of BGC Holdings held by certain employees of BGC Partners and other persons who provide services to BGC Partners;

•	“REUs” refers to certain limited partnership units of BGC Holdings held by certain employees of BGC Partners and other persons;

•	“RPUs” refers to certain limited partnership units of BGC Holdings held by certain employees of BGC Partners and other persons;

•	“RSUs” refers to BGC Partners’ unvested restricted stock units held by certain employees of BGC Partners and other persons who provide services to BGC Partners;

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“separation” refers to the transfer by Cantor of certain assets and liabilities to BGC Partners OldCo and/or its subsidiaries pursuant to the Separation Agreement, dated as of March 31, 2008, by and among Cantor, BGC Partners OldCo, BGC U.S., BGC Global and BGC Holdings;

•	“September 2010 sales agreement” refers to the controlled equity offeringSM sales agreement, dated September 3, 2010, between BGC Partners and CF&Co;

•	“working partners” refers to the individuals who become limited partners of BGC Holdings from time to time after the separation and the merger and who provide services to BGC Partners; and

•	“working partner units” refers to partnership units of BGC Holdings held by working partners.

SUMMARY

This summary highlights selected information from this prospectus, but may not contain all of the information that may be important to you. The following summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. For a more complete understanding of the terms of our Class A common stock, and before making your investment decision, you should carefully read this entire prospectus and the documents referred to under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.” See the “Certain Defined Terms” section beginning on page v of this prospectus for the definition of certain terms used in this prospectus.

When we use the words “BGC Partners,” “we,” “us,” “our” or the “Company,” we are referring to BGC Partners, Inc. and its consolidated subsidiaries.

The Company

We are a leading global brokerage company primarily servicing the wholesale financial markets, specializing in the brokering of a broad range of financial products, including fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, structured products and other instruments. We also provide a full range of services, including trade execution, broker-dealer services, clearing, processing, information, and other back-office services to a broad range of financial and non-financial institutions. Through our eSpeed and BGC Trader™ brands, we also offer financial technology solutions and market data and analytics related to select financial instruments and markets. Our customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments and investment firms. Our integrated platform is designed to provide flexibility to customers with regard to price discovery, execution and processing of transactions, and enables them to use voice, hybrid, or, where available, fully electronic brokerage services in connection with transactions executed either over-the-counter, which we refer to as “OTC,” or through an exchange.

We have offices in 25 cities, including New York and London, as well as in Aspen, Beijing, Chicago, Copenhagen, Dubai, Garden City (New York), Hong Kong, Istanbul, Johannesburg, Mexico City, Moscow, Nyon, Paris, Rio de Janeiro, São Paulo, Sarasota, Seoul, Singapore, Sydney, Tokyo, Toronto, West Palm Beach and Zurich.

As of June 30, 2011, we had 1,780 brokers and salespeople across approximately 200 desks and products (more than triple the number we had in October 2004). In 2010, we processed approximately 21.3 million transactions, totaling almost $171 trillion notional on our hybrid and fully electronic platforms. During the first half of 2011, we processed approximately 13.7 million such transactions, totaling almost $107.1 trillion notional.

Our Organizational Structure

On April 1, 2008, BGC Partners OldCo and eSpeed merged to form BGC Partners. Immediately prior to the merger, pursuant to a separation agreement, Cantor transferred certain assets and liabilities to BGC Partners OldCo and/or its subsidiaries.

We are a holding company, and our businesses are operated through two operating partnerships: BGC U.S., which holds our U.S. businesses, and BGC Global, which holds our non-U.S. businesses. In connection with the separation, Maxcor Financial Group Inc. was contributed to BGC Partners OldCo in exchange for BGC Partners OldCo units that became shares of our common stock in the merger, and certain businesses were contributed to the OpCos in exchange for limited partnership interests of the OpCos. In connection with the merger, eSpeed contributed certain businesses to the OpCos in exchange for limited partnership interests of the OpCos.

The limited partnership interests of the OpCos are held by us and BGC Holdings, and the limited partnership interests of BGC Holdings are currently held by Cantor, the founding/working partners and holders of limited partnership units. We hold the BGC Holdings general partnership interest and the BGC Holdings special voting limited partnership interest, which entitle us to remove and appoint the general partner of BGC Holdings, and serve as the general partner of BGC Holdings, which entitles us to control BGC Holdings. BGC Holdings, in turn, holds the BGC U.S. general partnership interest and the BGC U.S. special voting limited partnership interest, which entitle the holder thereof to remove and appoint the general partner of BGC U.S., and the BGC Global general partnership interest and the BGC Global special voting limited partnership interest, which entitle the holder thereof to remove and appoint the general partner of BGC Global, and serves as the general partner of BGC U.S. and BGC Global, all of which entitle BGC Holdings (and thereby us) to control each of BGC U.S. and BGC Global. BGC Holdings holds its BGC Global general partnership interest through a company incorporated in the Cayman Islands, BGC Global Holdings GP Limited.

The following diagram illustrates our ownership structure as of August 31, 2011. The following diagram does not reflect the various subsidiaries of us, BGC U.S., BGC Global, BGC Holdings or Cantor, or, to the extent applicable, outstanding RSUs.

CF Group Management Inc.
Cantor Limited Partners
Cantor
Public Stockholders
• Class A common stock (5.5% of economics and 1.6% of voting power of BGC Partners, Inc.) and Class B common stock (27.7% of economics and 79.3% of voting power of BGC Partners, Inc)
• 17.0% indirect economic interest in BGC U.S. and BGC Global
• Limited Partnership Interests (39.7% of economics of BGC Holdings)
• 19.4% indirect economic interest in BGC U.S. and BGC Global
• Class A common stock (66.8% of economics and 19.1% of voting power of BGC Partners, Inc)
• 34.1% indirect economic interest in BGC U.S. and BGC Global
BGC Partners, Inc.
• Limited Partnership Interests (51.1% of economics of BGC U.S.)
• General Partnership Interests (controlling interest)
• Special Voting Limited Partnership Interest
• Limited Partnership Interests (51.1% of economics of BGC Global)
Limited Partners and Founding/Working Partners
• Limited Partnership Interests (60.3% of economics of BGC Holdings)
• 29.5% indirect economic interest in BGC U.S. and BGC Global
BGC Holdings
• General Partnership Interests (controlling interest)
• Special Voting Limited Partnership Interest
• Limited Partnership Interests (48.9% of economics of BGC U.S.)
• General Partnership Interests (controlling interest)
• Special Voting Limited Partnership Interest
• Limited Partnership Interests (48.9% of economics of BGC Global)
BGC U.S.
BGC Global

*	Shares of our Class B common stock are convertible into shares of our Class A common stock at any time in the discretion of the holder on a one-for-one basis. Accordingly, if Cantor converted all of its Class B common stock into Class A common stock, Cantor would hold 33.2% of the voting power and the public stockholders would hold 66.8% of the voting power (and the indirect economic interests in BGC U.S. and BGC Global would remain unchanged). The diagram does not reflect Cantor’s economic interest in the 8.75% convertible notes or the 22,275,230 shares of Class A common stock acquirable by Cantor upon conversion thereof. If Cantor converted all of the 8.75% convertible notes into shares of Class A common stock, Cantor would hold 81.8% of the voting power and the public stockholders would hold 18.2% of the voting power (and Cantor’s indirect economic interests in each of BGC U.S. and BGC Global would be 41.6%). Further, the diagram does not reflect (i) the 20,000,000 shares of Class A common stock that may be sold under the registration statement, (ii) the 9,989,148 shares of Class A common stock that may be sold pursuant to the BGC Partners, Inc. Dividend Reinvestment and Stock Purchase Plan under our shelf Registration Statement on Form S-3 (Registration No. 333-173109), (iii) the 165,090 shares of Class A common stock that remain available to be sold pursuant to the September 2010 sales agreement under our shelf Registration Statement on Form S-3 (Registration No. 333-166564), (iv) the 20,000,000 shares of Class A common stock that may be sold under our acquisition shelf Registration Statement on Form S-4 (Registration No. 333-169232), or (v) the 16,260,160 shares of Class A common stock that may be issued upon conversion of the 4.50% convertible notes. For purposes of the diagram and this paragraph, Cantor’s percentage ownership also includes CFGM’s percentage ownership.

Executive Offices

Our executive offices are located at 499 Park Avenue, New York, New York 10022, while our international headquarters are located at 1 Churchill Place, Canary Wharf, London E14 5RD, United Kingdom. Our telephone number is (212) 610-2200. Our website is located at www.bgcpartners.com, and our e-mail address is info@bgcpartners.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

RISK FACTORS

An investment in shares of our Class A common stock involves risks. You should consider carefully the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the SEC, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, as well as the other information included in this prospectus before making an investment decision. Any of the risk factors could significantly and negatively affect our businesses, financial condition, results of operations, cash flows, and prospects and the trading price of Class A common stock. You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the shares of our Class A common stock that we offer by this prospectus for general corporate purposes, including, but not limited to, financing our existing businesses and operations, expanding our businesses and operations through additional broker hires, strategic alliances and acquisitions, and repurchasing shares of Class A common stock or purchasing limited partnership interests of BGC Holdings or other equity interests of our subsidiaries from Cantor, our executive officers, other employees, partners and others. Certain of such partners will be expected to use the proceeds from such sales to repay outstanding loans to, or credit enhanced by, Cantor before receipt of any proceeds. We may use the net proceeds of this offering directly for such purposes, or contribute a portion of the net proceeds to BGC U.S. and/or BGC Global in consideration for BGC U.S. limited partnership interests and/or BGC Global limited partnership interests, which Opcos may in turn use the proceeds for such purposes.

We may raise additional funds from time to time through equity or debt financing, including borrowings under our credit facility, for such purposes.

DIVIDEND POLICY

Our board of directors has authorized a dividend policy which provides that we expect to pay not less than 75% of our “post-tax distributable earnings per fully diluted share” as cash dividends to our common stockholders, with the balance of such distributable earnings to be available to repurchase shares of our Class A common stock or purchase BGC Holdings limited partnership interests or other equity interests of our subsidiaries, including from Cantor, our executive officers, other employees, partners and others. Please see below for a detailed definition of “post-tax distributable earnings per fully diluted share.”

Our board of directors and our audit committee have authorized repurchases of shares of our Class A common stock and purchases of BGC Holdings limited partnership interests or other equity interests of our subsidiaries as part of this policy, including those held by Cantor, our executive officers, other employees, partners and others. As of August 31, 2011, we had approximately $48.8 million remaining under this authorization and may continue to actively make repurchases or purchases, or cease to make such repurchases or purchases, from time to time.

We expect to pay such dividends, if and when declared by our board of directors, on a quarterly basis. The dividend to our common stockholders is expected to be calculated based on post-tax distributable earnings allocated to BGC Partners, Inc. and generated over the fiscal quarter ending prior to the record date for the dividend. No assurance can be made, however, that a dividend will be paid each quarter.

The declaration, payment, timing and amount of any future dividends payable by us will be at the sole discretion of our board of directors. We are a holding company, with no direct operations, and therefore we are able to pay dividends only from our available cash on hand and funds received from distributions from BGC U.S. and BGC Global. Our ability to pay dividends may also be limited by regulatory considerations as well as by covenants contained in financing or other agreements. In addition, under Delaware law, dividends may be payable only out of surplus, which is our net assets minus our liabilities and our capital, or, if we have no surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Accordingly, any unanticipated accounting, tax, regulatory or other charges against net income may adversely affect our ability to declare and pay dividends. While we intend to declare and pay dividends quarterly, there can be no assurance that our board of directors will declare dividends at all or on a regular basis or that the amount of our dividends will not change.

Certain Definitions

“Revenues for distributable earnings,” “pre-tax distributable earnings” and “post-tax distributable earnings” are supplemental measures of operating performance that are used by our management to evaluate the financial performance of us and our subsidiaries. We believe that distributable earnings best reflects the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers available for distribution to BGC Partners and its common stockholders, as well as to holders of BGC Holdings limited partnership interests, during any period.

As compared with “income (loss) from operations before income taxes,” “net income (loss) for fully diluted shares,” and “fully diluted earnings (loss) per share,” all prepared in accordance with GAAP, distributable earnings calculations primarily exclude certain non-cash compensation and other expenses which generally do not involve the receipt or outlay of cash by us, which do not dilute existing stockholders, and which do not have economic consequences, as described below. In addition, distributable earnings calculations exclude certain gains and charges that management believes do not best reflect our ordinary operating results.

Revenues for distributable earnings are defined as GAAP revenues excluding the impact of our non-cash earnings or losses related to our equity investments, such as in Aqua Securities, L.P. and ELX Futures, L.P., and its holding company general partner, ELX Futures Holdings LLC.

“Pre-tax distributable earnings” are defined as GAAP income (loss) from operations before income taxes excluding items that are primarily non-cash, non-dilutive, and non-economic, such as:

•

Non-cash stock-based equity compensation charges for REUs granted or issued prior to the merger of BGC Partners OldCo with and into eSpeed, as well as post-merger non-cash, non-dilutive equity-based compensation related to partnership unit exchange or conversion;

•	Allocations of net income to founding/working partner and other limited partnership units, including REUs, RPUs, PSUs and PSIs; and

•	Non-cash asset impairment charges, if any.

Distributable earnings calculations also exclude charges related to purchases, cancellations or redemptions of limited partnership interests and certain one-time or non-recurring items, if any.

Beginning with the first quarter of 2011, our definition of distributable earnings has been revised to also exclude certain gains and charges with respect to acquisitions, dispositions and resolutions of litigation. This change in the definition of distributable earnings is not reflected in, nor does it affect, our presentation of prior periods. Our management believes that excluding these gains and charges best reflects our operating performance.

Since distributable earnings are calculated on a pre-tax basis, management intends to also report “post-tax distributable earnings” and “post-tax distributable earnings per fully diluted share”:

•	“Post-tax distributable earnings” are defined as pre-tax distributable earnings adjusted to assume that all pre-tax distributable earnings were taxed at the same effective rate.

•	“Post-tax distributable earnings per fully diluted share” are defined as post-tax distributable earnings divided by the weighted-average number of fully diluted shares for the period.

•

In the event that there is a GAAP loss but positive distributable earnings, the post-tax distributable earnings per fully diluted share calculation will include all fully diluted shares that would be excluded under GAAP to avoid anti-dilution, but will exclude quarterly interest expense, net of tax, associated with the convertible notes.

Each quarter, the dividend to common stockholders is expected to be determined by our board of directors with reference to post-tax distributable earnings per fully diluted share. In addition to the quarterly dividend to our common stockholders, we expect to pay a pro rata distribution of net income to BGC Holdings founding/working partner and other limited partnership units, including REUs, RPUs, PSUs and PSIs, and to Cantor for its noncontrolling interest. The amount of all of these payments is expected to be determined using the above definition of post-tax distributable earnings per fully diluted share.

Certain employees who are holders of RSUs are granted pro rata payments equivalent to the amount of dividends paid to common stockholders. Under GAAP, a portion of the dividend equivalents on RSUs is required to be taken as a compensation charge in the period paid. However, to the extent that they represent cash payments made from the prior period’s distributable earnings, they do not dilute existing stockholders and are therefore excluded from the calculation of distributable earnings.

Distributable earnings is not meant to be an exact measure of cash generated by operations and available for distribution, nor should it be considered in isolation or as an alternative to cash flows from operations or net income (loss) for fully diluted shares. We view distributable earnings as a metric that is not necessarily indicative of liquidity or the cash available to fund our operations.

Pre- and post-tax distributable earnings are not intended to replace the presentation of our GAAP financial results. However, management believes that they help provide investors with a clearer understanding of our financial performance and offer useful information to both management and investors regarding certain financial and business trends related to our financial condition and results of operations. Management believes that distributable earnings and the GAAP measures of our financial performance should be considered together.

PRICE RANGE OF CLASS A COMMON STOCK

Our Class A common stock is traded on the Nasdaq Global Select Market under the symbol “BGCP.” There is no public trading market for our Class B common stock, which is held by Cantor and CFGM. The following table sets forth, for the fiscal quarters indicated, the high and low sales prices per share of Class A common stock on the Nasdaq Global Select Market.

We paid quarterly dividends on our common stock of $0.09, $0.09, $0.08, $0.06, $0.14, $0.14, $0.14, $0.14, $0.17 and $0.17 for the first, second, third and fourth quarters of 2009 and 2010 and for the first and second quarters of 2011, respectively.

	High	Low
2011
First Quarter	$10.07	$7.72
Second Quarter	$9.75	$7.27
Third Quarter (through September 6)	$8.58	$5.88

2010
First Quarter	$6.47	$3.72
Second Quarter	$6.97	$5.05
Third Quarter	$6.03	$4.69
Fourth Quarter	$8.76	$5.95

2009
First Quarter	$3.24	$1.40
Second Quarter	$4.05	$2.18
Third Quarter	$4.74	$3.78
Fourth Quarter	$5.66	$4.13

On September 6, 2011, the closing sales price of our Class A common stock on the Nasdaq Global Select Market was $6.23. As of September 6, 2011, there were 329 holders of record of Class A common stock and two holders of record of our Class B common stock.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock. Copies of our certificate of incorporation and bylaws and other documents referred to herein are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Our Capital Stock

The following descriptions of our Class A common stock, Class B common stock, and preferred stock and of the relevant provisions of our certificate of incorporation and bylaws and other documents are summaries thereof and are qualified in their entirety by reference to our certificate of incorporation and bylaws and such other documents, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and applicable law. Our certificate of incorporation and bylaws are each an amendment and restatement of the eSpeed certificate of incorporation and bylaws.

Our authorized capital stock consists of 600 million shares of common stock, consisting of 500 million shares of our Class A common stock, par value $0.01 per share, and 100 million shares of our Class B common stock, par value $0.01 per share, and 50 million shares of preferred stock, par value $0.01 per share.

Common Stock

As of August 31, 2011, there were 90,953,236 shares of our Class A common stock outstanding and 34,848,107 shares of our Class B common stock outstanding. The holders of Class A common stock are generally entitled to one vote per share on all matters to be voted upon by the stockholders as a group, entitling holders of Class A common stock to approximately 20.7% of our voting power as of such date, and do not have cumulative voting rights. The holders of Class B common stock are generally entitled to 10 votes per share on all matters to be voted upon by the stockholders as a group, entitling holders of Class B common stock to 79.3% of our voting power as of such date, and do not have cumulative voting rights. Cantor and CFGM, the managing general partner of Cantor and an entity controlled by our Chairman and Chief Executive Officer, Howard W. Lutnick, are the only holders of Class B common stock. Class B common stock generally votes together with Class A common stock on all matters submitted to the vote of Class A common stockholders.

Each share of our Class A common stock is equivalent to a share of our Class B common stock for purposes of economic rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Class A common stock and Class B common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. See “Dividend Policy” and “Price Range of Class A Common Stock.” In the event of our liquidation, dissolution or winding up, the holders of shares of Class A common stock and Class B common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior rights of preferred stock, if any, then outstanding.

Shares of our Class A common stock are not subject to any conversion right. Our certificate of incorporation provides that each share of our Class B common stock is convertible at any time, at the option of the holder, into one share of Class A common stock. Each share of Class B common stock will automatically convert into one share of Class A common stock upon any sale, pledge or other transfer, which we refer to as a “transfer,” whether or not for value, by the initial registered holder, other than any transfer by the initial holder to (1) Cantor, (2) any entity controlled by Cantor or by Mr. Lutnick or (3) Mr. Lutnick, his spouse, his estate, any of his descendants, any of his relatives or any trust established for his benefit or for the benefit of his spouse, any of his descendants or any of his relatives.

Any holder of shares of our Class B common stock may pledge his, her or its shares of Class B common stock, as the case may be, to a pledgee pursuant to a bona fide pledge of the shares as collateral security for indebtedness due to the pledgee so long as the shares are not transferred to or registered in the name of the pledgee. In the event of any pledge of shares of Class B common stock meeting these requirements, the pledged shares will not be converted automatically into shares of our Class A common stock. If the pledged shares of Class B common stock become subject to any foreclosure, realization or other similar action by the pledgee, they will be converted automatically into shares of Class A common stock upon the occurrence of that action. The automatic conversion provisions in our certificate of incorporation may not be amended, altered, changed or repealed without the approval of the holders of a majority of the voting power of all outstanding shares of Class A common stock.

None of the shares of our Class A common stock or our Class B common stock has any pre-emptive or other subscription rights. There will be no redemption or sinking fund provisions applicable to shares of Class A common stock or Class B common stock. All outstanding shares of Class A common stock and Class B common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority to cause us to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, terms of redemption, redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series, without further vote or action by the stockholders. The issuance of preferred stock pursuant to such “blank check” provisions may have the effect of delaying, deferring or preventing a change of control of us without further action by our stockholders and may adversely affect the voting and other rights of the holders of shares of our Class A common stock. At present, we have no plans to issue any preferred stock.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Bylaws and the Convertible Notes

Some provisions of the Delaware General Corporation Law, which we refer to as the “DGCL,” our certificate of incorporation and bylaws and the convertible notes could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, may discourage coercive takeover practices and inadequate takeover bids. These provisions may also encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an “interested stockholder” is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the “interested stockholder.” An “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s outstanding voting stock, or was the owner of 15% or more of a corporation’s outstanding voting stock at any time within the prior three years, other than “interested stockholders” prior to the time our Class A common stock was traded on the Nasdaq Stock Market. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for shares of Class A common stock.

Certificate of Incorporation and Bylaws

Our bylaws provide that special meetings of stockholders may be called only by the Chairman of our board of directors, or in the event the Chairman of our board of directors is unavailable, by the Chief Executive Officer or by the holders of a majority of the voting power of our Class B common stock, which is held by Cantor and CFGM. In addition, as discussed above, our certificate of incorporation permits us to issue “blank check” preferred stock.

Our bylaws require advance written notice prior to a meeting of our stockholders of a proposal or director nomination which a stockholder desires to present at such a meeting, which generally must be received by our Secretary not later than 120 days prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting. Our bylaws provide that all amendments to our bylaws must be approved by either the holders of a majority of the voting power of all of our outstanding capital stock entitled to vote or by a majority of our board of directors.

The Convertible Notes

Pursuant to the terms of the convertible notes, holders of the convertible notes will have the right to require us to repurchase all or a portion of such notes upon the occurrence of a “fundamental change” (as defined in the respective Indentures governing the convertible notes) at 100% of their principal amount, plus accrued and unpaid interest. In addition, if a “make-whole fundamental change occurs” (as defined in the respective Indentures) prior to maturity of each of the convertible notes, under certain circumstances we will increase the conversion rate by a number of additional shares of our Class A common stock (as set forth in a table in the respective Indentures) for convertible notes converted in connection with such “make-whole fundamental change.” The fundamental change purchase rights and the provisions requiring an increase to the conversion rate for conversions in connection with make-whole fundamental changes may in certain circumstances delay or prevent a takeover of us and/or the removal of incumbent management that might otherwise be beneficial to investors.

In addition, to the extent that Cantor or its affiliates continue to hold the 8.75% convertible notes, these provisions may enhance Cantor’s control of us even if Cantor were to reduce its voting power in us by, among other things, converting shares of our Class B common stock held by it into shares of our Class A common stock or selling or distributing shares of Class A common stock.

Corporate Opportunity

Our certificate of incorporation provides that no Cantor Company (as defined below) or any of the representatives (as defined below) of a Cantor Company will owe any fiduciary duty to, nor will any Cantor Company or any of their respective representatives be liable for breach of fiduciary duty to, us or any of our stockholders, including with respect to a corporate opportunity, except as described below. To the extent that any representative of a Cantor Company also serves as our director or officer, such person will owe fiduciary duties to us in his or her capacity as our director or officer. In addition, none of any Cantor Company or any of their respective representatives will owe any duty to refrain from engaging in the same or similar activities or lines of business as us, or doing business with any of our clients or customers.

If a third party presents a corporate opportunity (as defined below) to a person who is a representative of ours and a representative of a Cantor Company expressly and solely in such person’s capacity as a representative of us, and such person acts in good faith in a manner consistent with the policy that such corporate opportunity belongs to us, then such person:

•	will be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to us as a representative of us with respect to such corporate opportunity;

•	will not be liable to us or any of our stockholders for breach of fiduciary duty by reason of such person’s action or inaction with respect to the corporate opportunity;

•	will be deemed to have acted in good faith and in a manner that such person reasonably believed to be in, and not opposed to, our best interests; and

•	will be deemed not to have breached such person’s duty of loyalty to us and our stockholders, and not to have derived an improper personal benefit therefrom.

A Cantor Company may pursue such a corporate opportunity if we decide not to.

If a corporate opportunity is not presented to a person who is both a representative of ours and a representative of a Cantor Company and expressly and solely in such person’s capacity as a representative of us, such person will not be obligated to present the corporate opportunity to us or to act as if such corporate opportunity belongs to us, and such person:

•	will be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to us as a representative of us with respect to such corporate opportunity;

•	will not be liable to us or any of our stockholders for breach of fiduciary duty by reason of such person’s action or inaction with respect to such corporate opportunity;

•	will be deemed to have acted in good faith and in a manner that such person reasonably believed to be in, and not opposed to, our best interests; and

•	will be deemed not to have breached a duty of loyalty to us and our stockholders, and not to have derived an improper personal benefit therefrom.

For purposes of the above:

•	“Cantor Company” means Cantor and any of its affiliates (other than, if applicable, the Company and its affiliates);

•	“representatives” means, with respect to any person, the directors, officers, employees, general partners or managing member of such person; and

•

“corporate opportunity” means any business opportunity that we are financially able to undertake that is, from its nature, in our lines of business, is of practical advantage to us and is one in which we have an interest or a reasonable expectancy, and in which, by embracing the opportunity, the self-interest of a Cantor Company or their respective representatives will be brought into conflict with our self-interest.

Corporate Governance and Other Matters

See our latest Annual Report on Form 10-K filed with the SEC, and any updates thereto contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Registration Rights

We entered into a registration rights agreement with Cantor dated December 9, 1999 in connection with eSpeed’s formation. We also assumed in connection with the merger the obligations of BGC Partners OldCo under its registration rights agreement with Cantor dated March 31, 2008. For a description of such registration rights available to Cantor, see “Certain Relationships and Related Transactions, and Director Independence—Registration Rights Agreements” included in our Annual Report on Form 10-K for the year ended December 31, 2010, which we incorporate by reference herein. In connection with the issuance of the 8.75% convertible notes to Cantor, we entered into a registration rights agreement with Cantor dated April 1, 2010 with respect to shares of our Class A common stock acquirable upon conversion of the notes. For a description of these registration rights available to Cantor, see “Certain Relationships and Related Transactions, and Director Independence—Convertible Notes” in our Annual Report on Form 10-K for the year ended December 31, 2010, which we incorporate by reference herein.

In addition, pursuant to the capped call transactions that we entered into in connection with the issuance of the 4.50% convertible notes, we have agreed to register under the Securities Act shares of our Class A common stock acquired by the counterparties to the capped call transactions for hedging purposes, if in the good faith reasonable judgment of such counterparties, based upon advice of legal counsel, such shares cannot be sold without registration under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS OF CLASS A COMMON STOCK

The following is a general discussion of certain U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of shares of our Class A common stock applicable to non-U.S. holders who acquire such shares in this offering and hold such shares as a capital asset (generally, property held for investment). For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of shares of Class A common stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	a citizen or resident of the United States;

•	a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and other applicable authorities, all of which are subject to change (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of U.S. federal estate and gift, state, local, or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular non-U.S. holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” non-U.S. holders that hold shares of our Class A common stock as part of a straddle, hedge, conversion transaction or other integrated investment, and certain U.S. expatriates).

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Class A common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding shares of Class A common stock should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR CLASS A COMMON STOCK. PROSPECTIVE HOLDERS OF SHARES OF CLASS A COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS) OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SUCH SHARES.

Dividends

In general, any distribution we make to a non-U.S. holder with respect to its shares of our Class A common stock that constitutes a dividend for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the non-U.S. holder provides proper certification of its eligibility for such reduced rate. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution exceeds our current or accumulated earnings and profits, the excess will constitute a return of capital that is applied against, and will reduce, the holder’s basis in its shares, but not below zero, and then will be treated as gain from the sale or exchange of such shares.

Dividends we pay to a non-U.S. holder that are effectively connected with its conduct of a trade or business within the United States (and, if a tax treaty applies, are attributable to a U.S. permanent establishment of such non-U.S. holder) will not be subject to U.S. withholding tax, as described above, if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a resident of the United States. Dividends received by a foreign corporation that are effectively connected with its conduct of trade or business within the United States may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty).

Gain on Sale or Other Disposition of Shares of Our Class A Common Stock

In general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s shares of our Class A common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder);

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation, which we refer to as an “USRPHC,” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period of the shares. We believe we are not, and do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. If we were or were to become a USRPHC at any time during the applicable period, however, any gain recognized on a sale or other disposition of shares by a non-U.S. holder that did not own (directly, indirectly or constructively) more than 5% of the Class A common stock during the applicable period would not be subject to U.S. federal income tax, provided that Class A common stock is “regularly traded on an established securities market” (within the meaning of Section 897(c)(3) of the Code).

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of shares of our Class A common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by United States source capital losses.

Backup Withholding, Information Reporting and Other Reporting Requirements

We must report annually to the Internal Revenue Service and to each non-U.S. holder of shares of our Class A common stock the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

A non-U.S. holder will generally be subject to backup withholding with respect to dividends paid on its shares of our Class A common stock to such holder unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of shares of our Class A common stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares through a U.S. broker or the

U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the Internal Revenue Service and also backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person or otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code). Information reporting will also apply if a non-U.S. holder sells or otherwise dispose of its shares of Class A common stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. person and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Legislative Developments Potentially Affecting Taxation of Shares of Our Class A Common Stock Held by or Through Foreign Entities

Legislation enacted by the United States Congress will generally impose a withholding tax of 30% on dividends paid on shares of our Class A common stock and the gross proceeds of a sale or other disposition of such shares paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation will also generally impose a withholding tax of 30% on dividends paid on the shares and the gross proceeds of a sale or other disposition of such shares paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a non-U.S. holder of shares may be eligible for refunds or credits of such taxes. The legislation will be effective for amounts paid after December 31, 2012. Investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in shares of Class A common stock.

PLAN OF DISTRIBUTION

We may sell the shares of our Class A common stock included in this prospectus under the registration statement to or through one or more underwriters, dealers or agents or directly to purchasers, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at privately negotiated prices.

We may sell some or all of the shares of our Class A common stock included in this prospectus by or through a broker-dealer in one or more, or a combination, of the following methods:

•	purchases by the broker-dealer as principal, and resale by the broker-dealer for its account;

•	a block trade in which the broker-dealer may attempt to sell the shares as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction; or

•	transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent.

If required, a prospectus supplement related to any such offering by us will set forth the terms of such offering.

We may directly make offers to sell the shares of our Class A common stock included in this prospectus to, or solicit offers to purchase the shares of Class A common stock from, purchasers from time to time. If required, a prospectus supplement related to any such offering by us will set forth the terms of such offering.

We may sell the shares of our Class A common stock included in this prospectus from time to time to one or more underwriters, which would purchase the shares as principal for resale to purchasers, on a firm-commitment or other basis. If we sell shares of Class A common stock to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the prospectus supplement related to any such offering. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the shares of Class A common stock for which they may act as agents. Underwriters may resell the shares of Class A common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for which they may act as agents. The prospectus supplement related to any such offering will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with such offering.

From time to time, we may sell the shares of our Class A common stock included in this prospectus to one or more dealers acting as principals. If required, the prospectus supplement related to any such offering by us will name such dealers, and will include information about any compensation paid to the dealers, in such offering. The dealers, which may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell the shares to purchasers.

We may also designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the shares of our Class A common stock included in this prospectus, or to sell such shares of Class A common stock in ordinary brokerage transactions, on our behalf. If required, the prospectus supplement related to any such offering by us will name such agents, and will include information about any commissions paid to the agents, in such offering. Agents may be deemed to be “underwriters,” as that term is defined in the Securities Act, in such offering.

In connection with a firm commitment offering, the underwriters may purchase and sell the shares of our Class A common stock included in this prospectus in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares of Class A common stock than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Class A common stock while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares of Class A common stock sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Class A common stock. As a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on or through the Nasdaq Global Select Market, the existing trading market for the Class A common stock, or in the over-the-counter market or otherwise.

We or our underwriters, broker-dealers, or agents may make sales of the shares of our Class A common stock included in this prospectus that are deemed to be at-the-market offerings as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Global Select Market, the existing trading market for our Class A common stock, or in the over-the-counter market or otherwise.

Any underwriters, broker-dealers, or agents offering the shares of our Class A common stock included in this prospectus will not confirm sales to any accounts over which they or their affiliates exercise discretionary authority without the prior approval of the customer.

Underwriters, broker-dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, in connection with an offering of the shares of Class A common stock included in this prospectus.

The underwriters, broker-dealers, agents, and their associates may be affiliates or customers of or lenders to, and may engage in transactions with and perform services for, us and our affiliates in the ordinary course of business. In this regard, CF&Co, our broker-dealer affiliate, is a member of the Financial Industry Regulatory Authority, Inc., which we refer to as “FINRA,” and may participate in offerings of the shares of our Class A common stock included in this prospectus. Accordingly, offerings of the shares of Class A common stock included in this prospectus in which CF&Co. participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of FINRA. CF&Co and its affiliates, including Cantor, have provided investment banking services to us and our affiliates in the past and/or may do so in the future. They receive customary fees and commissions for these services. In addition, they may also receive brokerage services and market data and analytics products from us and our affiliates. For further information about our relationships with CF&Co and its affiliates, including Cantor, see our latest Annual Report on Form 10-K filed with the SEC, and any updates thereto contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which are incorporated by reference herein.

As a result of requirements of FINRA, the maximum discount, concession or commission to be received by any FINRA member or independent broker-dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any of the shares of our Class A common stock included in this prospectus.

LEGAL MATTERS

The validity of the shares of our Class A common stock offered pursuant to this prospectus will be passed upon for us by Stephen M. Merkel, our Executive Vice President, General Counsel and Secretary. Mr. Merkel’s address is c/o BGC Partners, Inc., 499 Park Avenue, New York, New York 10022. As of August 31, 2011, Mr. Merkel owned (i) 35,846 shares of Class A common stock held directly by Mr. Merkel, (ii) 333,000 shares of Class A common stock subject to options currently exercisable or exercisable within 60 days, (iii) 8,852 shares of Class A common stock held in Mr. Merkel’s 401(k) account, and (iv) 2,250 shares of Class A common stock beneficially owned by Mr. Merkel’s spouse. Mr. Merkel is also the Executive Managing Director, General Counsel and Secretary of Cantor and CF&Co, a limited partner in Cantor, and the Vice President and Secretary of CFGM and has in the past and may in the future sell shares of Class A common stock back to us.

EXPERTS

Ernst & Young LLP, our independent registered public accounting firm, has audited the consolidated financial statements and financial statement schedule of BGC Partners, Inc. included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the effectiveness of internal control over financial reporting of BGC Partners, Inc. as of December 31, 2010, as stated in their reports thereon, included therein, which are incorporated by reference in this prospectus. Such consolidated financial statements and financial statement schedule of BGC Partners, Inc. are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at One Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These filings are also available to the public from the SEC’s website at www.sec.gov.

Our website address is www.bgcpartners.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D filed on behalf of Cantor, our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on March 16, 2011;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011 filed on May 10, 2011;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011 filed on August 8, 2011;

•	our Current Report on Form 8-K filed on February 17, 2011 (other than as indicated therein);

•	our Current Report on Form 8-K filed on February 23, 2011;

•	our Current Report on Form 8-K filed on May 5, 2011 (other than as indicated therein);

•	our Current Report on Form 8-K filed on June 17, 2011 (other than as indicated therein);

•	our Current Report on Form 8-K filed on June 28, 2011;

•	our Current Report on Form 8-K filed on July 7, 2011;

•	our Current Report on Form 8-K filed on July 18, 2011;

•	our Current Report on Form 8-K (with respect to Items 2.02 and 9.01) filed on July 25, 2011 (other than as indicated therein);

•	our Current Report on Form 8-K (with respect to Items 8.01 and 9.01) filed on July 25, 2011;

•	our Current Report on Form 8-K filed on July 26, 2011;

•	our Current Report on Form 8-K filed on August 1, 2011;

•	our Registration Statement on Form 8-A filed on November 18, 1999;

•	our Amendment No. 1 to Registration Statement on Form 8-A/A filed on March 7, 2001; and

•

all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File No. 0-28191) after the date of this prospectus and before the completion of the offerings of the shares of our Class A common stock included in this prospectus.

Any statement contained in this prospectus or any prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequent prospectus supplement or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may obtain copies of these documents, at no cost to you, from our website (www.bgcpartners.com), or by writing or telephoning us at the following address:

Investor Relations

BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

(212) 610-2426

BGC PARTNERS, INC.

10,000,000 Shares of Class A Common Stock

PROSPECTUS SUPPLEMENT

(To Prospectus Dated September 7, 2011)

CANTOR FITZGERALD & CO.